UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, MA 02110	(617) 340-3814
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On December 2, 2014, Plymouth Industrial REIT, Inc. (the “Company”) through a subsidiary of its operating partnership, Plymouth Industrial OP, LP, completed the acquisition of a light industrial property located in Marlton, New Jersey.  The property consists of approximately 156,642 rentable square feet and was acquired for purchase price of $9,700,000.

Items 8.01.  Other Events

On December 8, 2014, the Company issued a press release announcing, among other things, the completion of the real estate transaction described in this Current Report Form 8-K. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Items 9.01.  Financial Statements and Exhibits

(a)      Financial Statements of Properties Acquired

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)      Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)      Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

By:      /s/ Jeffrey E. Witherell

Jeffrey E. Witherell

Chief Executive Officer